CERTIFICATE OF ELIMINATION

OF THE SERIES B JUNIOR

PARTICIPATING

PREFERRED STOCK OF
CORE MOLDING TECHNOLOGIES, INC.

Core Molding Technologies, Inc., a corporation organized and existing under the laws of the State of
Delaware (the “ Corporation ”), in accordance with the provisions of Section 151(g) of the General
Corporation Law of the State of Delaware, hereby certifies as follows:
FIRST
: That, pursuant to Section 151 of the General Corporation Law of the State

of Delaware and
authority granted in the Certificate of Incorporation of the Corporation,

as theretofore amended, the Board
of Directors of the Corporation (the “ Board ”), in connection with the Corporation’s Stockholder Rights
Agreement between the Corporation and American Stock

Transfer & Trust Company dated as of April
21, 2020 (the “ Rights Agreement
”), by resolution duly adopted, authorized the issuance of a series of one
hundred thousand (100,000) shares of Series B Junior Participating Preferred

Stock (the “
Series B
Preferred Stock
”) and established the voting powers, designations, preferences and relative, participating
and other rights, and the qualifications, limitations or restrictions thereof,

and, on April 21, 2020, filed a
Certificate of Designation (the “ Series B Certificate of Designation ”) with respect to such Series B
Preferred Stock in the office of the Secretary of State of the State of Delaware.
SECOND
: That no shares of said Series B Preferred Stock are outstanding and no shares thereof will be
issued subject to said Series B Certificate of Designation.
THIRD : That the Board has adopted the following resolutions:
RESOLVED,

that the Rights Agreement shall be amended to accelerate the
Final Expiration Date (as defined in the Rights Agreement) to March 31, 2021

and
that the appropriate officers of the Corporation, or any one or more of them, hereby are authorized and directed in the name and on behalf of the Corporation to enter into
an amendment to the Rights Agreement to effectuate such acceleration;

RESOLVED FURTHER , that pursuant to the authority conferred on the Board by the provisions of Section 151 of the Delaware General Corporation

Law (the
“ DCGL
”), the Board hereby eliminates the Series B Preferred Stock, none of which is
currently outstanding and none of which will be issued subject to the Series B
Certificate of Designation therefor, and all such Series B Preferred Stock shall resume the status of authorized but unissued and non-designated shares of preferred stock;

RESOLVED FURTHER , that the appropriate officers of the Corporation, or any one or more of them, hereby are authorized, in the name and on behalf of the
Corporation, pursuant to Section 151(g) of the DGCL, to execute and file a Certificate
of Elimination of the Series B Preferred Stock with the Secretary of

State of the State
of Delaware, which shall have the effect when filed with the Secretary of State of the
State of Delaware of eliminating from the Certificate of Incorporation of the
Corporation, as amended, all matters set forth in the Series B Certificate of
Designation with respect to such Series B Preferred Stock;

RESOLVED FURTHER , that the appropriate officers of the Corporation, or any one or more of them, hereby are authorized and directed in the name and on
behalf of the Corporation to take all other actions and to execute and deliver such
other documents, in addition to those set forth in the foregoing resolutions,

as they
may deem necessary or advisable in order to effect the purposes of the foregoing resolutions, and that all such actions heretofore so taken be, and they hereby are, in all
respects ratified, confirmed and approved.
FOURTH : That, accordingly, all matters set forth in the Series B Certificate of Designation with respect to the Series B Preferred Stock be, and hereby are, eliminated from the Certificate of Incorporation, as
heretofore amended, of the Corporation.
FIFTH
: That all Series B Preferred Stock shall resume the status of authorized but unissued and non-
designated shares of Preferred Stock.

[Signature Page to Certificate of Elimination]

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its duly authorized officer this 31 day of March,

2021.

CORE MOLDING TECHNOLOGIES, INC.

By: /s/ John Zimmer

Name: John P.

Zimmer
Title: Executive Vice President, Chief Financial Officer